Red Mountain Resources, Inc. 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-186064) of Red Mountain Resources, Inc. (the “Company”) of our reports dated September 30, 2014 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2014.

/s/ Hein & Associates LLP

Dallas, Texas

September 30, 2014